U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-QSB

(Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2005

[   ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______________ to _______________

Commission File Number 000-51080

CHEMOKINE THERAPEUTICS CORP.
(Name of small business issuer in its charter)
Delaware	33-0921251
(State or other jurisdiction of	(I.R.S. Employer
incorporation of organization)	Identification No.)
6190 Agronomy Road, Suite 405 University of British Columbia Vancouver, British Columbia	V6T 1Z3
(Address of principal executive offices)	(Zip Code)
(604) 822-0301
(Issuer’s Telephone Number, Including Area Code)

Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes _X__ No ___

As of August 11, 2005, there were 31,799,206 shares of the issuer’s common stock issued and outstanding, par value $0.001.

Transitional Small Business Disclosure Format (check one): Yes ___ No __X_

CHEMOKINE THERAPEUTICS CORP.

JUNE 30, 2005 QUARTERLY REPORT ON FORM 10-QSB

INDEX

		Page
	Part I
Item 1.	Financial Statements	3
Item 2.	Management’s Discussion and Analysis of Financial Condition or Plan of Operations	15
Item 3.	Control and Procedures	27
	Part II
Item 1.	Legal Proceedings	2 8
Item 6.	Exhibits and Reports on Form 8-K	28
	Exhibits
31.1	Section 302 Certification of Chief Executive Officer	30
31.2	Section 302 Certification of Chief Financial Officer	31
32	Certification Pursuant to U.S.C. 18 Section 1350	32

PART I

ITEM 1.

FINANCIAL STATEMENTS

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

INDEX TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2005

Page

Interim Consolidated Balance Sheets	4

Interim Consolidated Statements of Operations	5

Interim Consolidated Statement of Stockholders' Equity	6 - 8

Interim Consolidated Statements of Cash Flow	9

Notes to the Interim Consolidated Financial Statements	10 - 14

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

INTERIM CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars)

	June 30,	December 31,
	2005	2004
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,701,009	$11,436,478
Investments	3,678,930	-
Amounts receivable	53,390	5,560
Prepaid expense and deposits	51,022	57,898
Due from affiliates	284,320	-
TOTAL CURRENT ASSETS	9,768,671	11,499,936
PROPERTY AND EQUIPMENT	289,049	19,625
LICENSE	27,840	31,687
	$10,085,560	$11,551,248
LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$199,144	$613,167
Deferred revenue	–	275,000
Due to affiliates	–	26,322
TOTAL CURRENT LIABILITIES	199,144	914,489
COMMITMENTS (Note 6)
STOCKHOLDERS’ EQUITY
PREFERRED STOCK
Authorized – 6,000,000 voting, participating shares; par value $ 0.001 per share
Issued and outstanding: June 30, 2005 – 2,000,000; December 31, 2004 – 2,000,000	2,000	2,000
COMMON STOCK
Authorized – 100,000,000 voting, participating shares; par value $ 0.001 per share
Issued and outstanding: June 30, 2005 – 31,799,206; December 31, 2004 – 29,343,206	31,799	29,343
ADDITIONAL PAID-IN CAPITAL	23,391,332	21,620,796
(DEFICIT) ACCUMULATED DURING THE DEVELOPMENT STAGE	(13,538,715)	(11,015,380)
	9,886,416	10,636,759
	$10,085,560	$11,551,248

See accompanying notes to the consolidated financial statements.

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in U.S. dollars)

(Unaudited)

					Cumulative from inception on
					July 15,
	Three months ended		Six months ended		1998 to
	June 30,		June 30,		June 30,
	2005	2004	2005	2004	2005

REVENUE	$275,000	$–	$275,000	$–	$275,000

EXPENSES
Research and development	614,257	383,446	1,474,201	1,084,418	7,730,464
General and administrative	531,783	216,956	1,288,035	430,874	6,054,247
Amortization of license	1,924	2,408	3,847	4,816	22,763
Depreciation of property and equipment	7,875	2,457	11,408	4,813	137,465
Foreign exchange loss	19,201	(20,151)	141,262	13,573	28,828

	1,175,040	585,116	2,918,753	1,538,494	13,973,767

OTHER INCOME	65,392	4,076	120,418	8,503	160,052

NET (LOSS)	$(834,648)	$(581,040)	$(2,523,335)	$(1,529,991)	$(13,538,715)

NET (LOSS) PER COMMON SHARE
FOR THE PERIOD - BASIC AND DILUTED	$(0.03)	$(0.05)	$(0.08)	$(0.15)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	31,789,641	12,063,876	31,372,002	10,380,790

See accompanying notes to the consolidated financial statements.

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

Period from inception on July 15, 1998 to December 31, 1998

and periods ended December 31, 1999, 2000, 2001, 2002, 2003, 2004 and June 30, 2005

(Expressed in U.S. dollars)

(Unaudited)

								(Deficit)
							Deferred	accumulated
					Additional	Share	stock	during the	Stock-
	Common stock		Preferred stock		paid-	subscrip-	compen-	develop-	holders’
	Shares	Amount	Shares	Amount	in capital	Tions	sation	ment stage	equity
Inception, July 15, 1998	-	$-	-	$-	$-	$-	$-	$-	$-
Issuance of common stock for cash	1	-	-	-	70,650	-	-	-	70,650
Issuance of preferred stock for cash	-	-	6,000,000	6,000	(4,800)	-	-	-	1,200
Net (loss)	-	-	-	-	-	-	-	(6,212)	(6,212)
Balances at December 31, 1998	1	-	6,000,000	6,000	65,850	-	-	(6,212)	65,638
Issuance of common stock and subscriptions on private placement, net of offering costs of $ 58,794	263,535	264	-	-	342,332	461,205	-	-	803,801
Issuance of warrants for consulting services	-	-	-	-	1,400	-	-	-	1,400
Net (loss)	-	-	-	-	-	-	-	(408,237)	(408,237)
Balances at December 31, 1999	263,536	264	6,000,000	6,000	409,582	461,205	-	(414,449)	462,602
Issuance of common stock and subscriptions on private placement, net of offering costs of $ 214,300	783,228	783	-	-	1,116,790	(461,205)	-	-	656,368
Conversion of preferred stock	6,000,000	6,000	(6,000,000)	(6,000)	-	-	-	-	-
Issuance of options for consulting services	-	-	-	-	87,968	-	-	-	87,968
Deferred stock compensation	-	-	-	-	83,500	-	(83,500)	-	-
Amortization of deferred stock compensation	-	-	-	-	-	-	32,920	-	32,920
Net (loss)	-	-	-	-	-	-	-	(1,020,963)	(1,020,963)
Balances at December 31, 2000	7,046,764	7,047	-	-	1,697,840	-	(50,580)	(1,435,412)	218,895
Issuance of stock for cash	-	-	150,000	150	187,350	-	-	-	187,500
Issuance of common shares net of offering costs of $ 64,585	1,280,496	1,280	-	-	1,362,532	-	-	-	1,363,812
Issuance of warrants for offering costs	-	-	-	-	17,850	-	-	-	17,850
Cancellation of stock options	-	-	-	-	(50,580)	-	50,580	-	-
Net (loss)	-	-	-	-	-	-	-	(1,743,962)	(1,743,962)
Balances at December 31, 2001	8,327,260	8,327	150,000	150	3,214,992	-	-	(3,179,374)	44,095

See next page

See accompanying notes to the consolidated financial statements

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

Period from inception on July 15, 1998 to December 31, 1998

and periods ended December 31, 1999, 2000, 2001, 2002, 2003, 2004 and June 30, 2005

(Expressed in U.S. dollars)

(Unaudited)

								(Deficit)
							Deferred	accumulated
					Additional	Share	stock	during the	Stock-
	Common stock		Preferred stock		paid-	subscrip-	compen-	develop-	holders’
	Shares	Amount	Shares	Amount	in capital	tions	sation	ment stage	equity
Issuance of common shares net of offering costs of $ 194,474	1,492,970	$1,493	-	$-	$1,677,746	$-	$-	$-	$1,679,239
Issuance of warrants for consulting services	-	-	-	-	139,725	-	-	-	139,725
Issuance of warrants for offering costs	-	-	-	-	62,871	-	-	-	62,871
Capital distribution on sale of subsidiary to related party	-	-	-	-	42,064	-	-	-	42,064
Net (loss)	-	-	-	-	-	-	-	(2,234,061)	(2,234,061)
Balances at December 31, 2002	9,820,230	9,820	150,000	150	5,137,398	-	-	(5,413,435)	(266,067)
Issuance of common stock net of offering costs of $ 130,628	577,852	578	-	-	644,395	-	-	-	644,973
Issuance of preferred shares	-	-	2,000,000	2,000	2,698,000	-	-	-	2,700,000
Issuance of warrants for consulting services	-	-	-	-	21,835	-	-	-	21,835
Issuance of warrants for offering costs	-	-	-	-	22,454	-	-	-	22,454
Net (loss)	-	-	-	-	-	-	-	(2,506,705)	(2,506,705)
Balances at December 31, 2003	10,398,082	10,398	2,150,000	2,150	8,524,082	-	-	(7,920,140)	616,490
Issuance of common stock net of offering costs of $ 2,234,671	17,915,714	17,916	-	-	12,144,538	-	-	-	12,162,454
Issuance of common stock for agent’s fee	628,977	629	-	-	352,054	-	-	-	352,683
Issuance of common stock for settlement of debt	247,100	247	-	-	199,753	-	-	-	200,000
Issuance of common stock for finder’s fees	3,333	3	-	-	4,497	-	-	-	4,500
Conversion of preferred stock to common stock	150,000	150	(150,000)	(150)	-	-	-	-	-
Issuance of warrants for consulting services	-	-	-	-	241,882	-	-	-	241,882
Issuance of warrants for offering costs	-	-	-	-	98,509	-	-	-	98,509
Issuance of warrants for finder’s fees	-	-	-	-	3,900	-	-	-	3,900
Stock-based compensation	-	-	-	-	51,581	-	-	-	51,581
Net (loss)	-	-	-	-	-	-	-	(3,095,240)	(3,095,240)
Balances at December 31, 2004	29,343,206	$29,343	2,000,000	$2,000	$21,620,796	$-	$-	$(11,015,380)	$10,636,759

See next page

See accompanying notes to the consolidated financial statements.

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

Period from inception on July 15, 1998 to December 31, 1998

and periods ended December 31, 1999, 2000, 2001, 2002, 2003, 2004 and June 30, 2005

(Expressed in U.S. dollars)

(Unaudited)

								(Deficit)
								accu-
							Deferred	mulated
					Additional	Share	stock	during the	Stock-
	Common stock		Preferred stock		paid-	subscrip-	compen-	develop-	holders’
	Shares	Amount	Shares	Amount	in capital	Tions	sation	ment stage	equity

Issuance of common stock, net of offering costs of $ 278,023	2,400,000	$2,400	-	$-	$1,658,297	$-	$-	$-	$1,660,697
Conversion of warrants to common shares	56,000	56	-	-	45,733	-	-	-	45,789
Issue of warrants for agent’s fee	-	-	-	-	49,453	-	-	-	49,453
Issue of warrants for consulting services	–	–	–	–	14,888	–	–	–	14,888
Stock-based compensation	-	-	-	-	2,165	-	-	-	2,165
Net (loss)	-	-	-	-	-	-	-	(2,523,335)	(2,523,335)

Balances at June 30, 2005	31,799,206	$31,799	2,000,000	$2,000	$23,391,332	$-	$-	$(13,538,715)	$9,886,416

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOW

(Expressed in U.S. dollars)

(Unaudited)

					Cumulative from inception on July 15,
	Three months ended		Six month ended		1998 to
	June 30,		June 30,		June 30,
	2005	2004	2005	2004	2005
CASH FLOW FROM OPERATING ACTIVITIES
Net (loss)	$(834,648)	$(581,040)	$(2,523,335)	$(1,529,991)	$(13,538,715)
Adjustments to reconcile net cash
provided by operating activities
Depreciation and amortization	9,799	4,865	15,255	9,629	160,228
Common shares issued for consulting services	–	3,380	–	3,380	1,033,669
Warrants issued for consulting services	–	–	–	–	404,842
Warrants issued for agents’ fees	-	3,900	-	3,900	-
Options issued for consulting services	–	–	–	–	87,968
Stock-based compensation	(89,767)	–	2,165	–	86,666
Decrease (increase) in
Amounts receivable	(1,548)	(18,411)	(47,830)	(18,411)	(53,390)
Prepaid expense and deposit	11,670	4,892	6,876	11,695	(51,022)
Increase (decrease) in
Accounts payable and accrued liabilities	(231,477)	(74,515)	(414,023)	(30,484)	199,144
Management fees payable	–	–	–	40,000	–
Deferred revenue	(275,000)	–	(275,000)	–	–

	(1,410,971)	(656,929)	(3,235,892)	(1,510,282)	(11,670,610)
CASH FLOW FROM FINANCING ACTIVITIES
Stock issued for cash	15,859	862,222	1,984,509	1,116,022	24,118,290
Stock issued for settlement of debt	–	–	–	–	200,000
Offering costs	559	(58,208)	(213,682)	(90,665)	(2,548,368)
Net advances from director	–	6,549	–	304	–
Net advances to affiliates	62,070	(153,760)	(310,642)	248,600	(237,502)
Deferred financing charges	–	(107,470)	–	(107,470)	–

	78,488	549,333	1,460,185	1,166,791	21,532,420
CASH FLOW FROM INVESTING ACTIVITIES
Cash held by disposed subsidiary	–	–	–	–	(4,754)
Net redemption (purchase) of investments	2,776,366	–	(3,678,930)	–	(3,678,930)
Payment under license agreement	–	–	–	(38,470)	(50,603)
Purchase of property and equipment	(207,821)	(2,770)	(280,832)	(3,793)	(426,514)

	2,568,545	(2,770)	(3,959,762)	(42,263)	(4,160,801)
INCREASE (DECREASE) IN CASH DURING THE PERIOD	1,236,062	(110,366)	(5,735,469)	(385,754)	5,701,009
CASH AND CASH EQUIVALENTS, beginning of period	4,464,947	877,656	11,436,478	1,153,044	–
CASH AND CASH EQUIVALENTS, end of period	$5,701,009	$767,290	$5,701,009	$767,290	$5,701,009

See accompanying notes to the consolidated financial statements.

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2005

(Expressed in U.S. dollars)

(Unaudited)

1.	DESCRIPTION OF BUSINESS

Chemokine Therapeutics Corp. (the "Company") was incorporated in the State of Washington on July 15, 1998 as PTM Molecular Biosystems Inc.  In 1999 the Company changed its name to Chemokine Therapeutics Corp. and in 2000 was reincorporated in the State of Delaware.

The Company is in the business of discovering and developing innovative therapeutic products for the treatment of a variety of human diseases.  As of June 30, 2005 , the Company is considered a development stage company as defined by Statement of Financial Accounting Standards No. 7 (“SFAS No. 7”).  At June 30, 2005, the Company had not commenced planned principal operations and, as shown in the accompanying financial statements, has incurred losses during the period from inception to June 30, 2005 of $ 13,538,715.

On December 30, 2004 , the Company announced its Initial Public Offering (“IPO”) and its common shares were posted for trading on the Toronto Stock Exchange under the trading symbol “CTI-T”.  Under its IPO the Company sold 18,400,000 common shares, including common shares sold under an over allotment option, for gross cash proceeds of $ 15,254,518 (Cdn$ 18,400,000).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB.  Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  For further information, refer to the audited consolidated financial statements and footnotes dated December 31, 2004 , included in the Company’s Form 10-KSB for the year ended December 31, 2004 , as filed with the Securities and Exchange Commission.  Significant accounting policies utilized in the preparation of the financial statements are summarized below:

Basis of consolidation

The consolidated financial statements, include the accounts of the Company, its former wholly-owned Canadian subsidiary, Chemokine Therapeutics Inc., through to June 9, 2002, the date of disposal of the subsidiary and its wholly-owed Canadian subsidiary Chemokine Therapeutics (B.C.) Corp.

Revenue recognition

Revenue is not recognized until the product or service has been delivered or otherwise earned, all contractual obligations have been satisfied and collection of amounts due to the Company is reasonably assured.  Amounts received by the Company prior to the recognition of associated revenue is reflected on the balance sheet as deferred revenue.

3.	CAPITAL STOCK

Common stock

During the period from inception to June 30, 2005 , the Company issued 31,799,206 common shares for total consideration of $ 22,651,959 before cash offering costs of $ 2,548,367.

During the six month period ended June 30, 2005 the Company issued an aggregate 2,456,000 shares of common stock at $ 0.79 to $ 0.83 per share, for cash consideration of $ 1,984,509 before offering costs of $ 213,682

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS – (continued)

3.	CAPITAL STOCK – continued

Warrants

During the six month period ended June 30, 2005, stock purchase warrants were exercised for 56,000 common shares at $ 0.79 to $ 0.83 per share.

The following table summarizes information regarding stock purchase warrants outstanding at June 30, 2005:

	Number
	outstanding
Exercise	And	Expiry
price	exercisable	Dates

0.80	50,000	June 2007
0.83	4,338,509	May 2006 to December 2007
1.25	1,381,000	May 2006 to November 2007
1.35	199,100	July 2005 to July 2007
1.50	223,000	October 2005 to November 2007
2.25	13,300	November 2005

	6,204,909

Common stock reserved for future issuances

Common stock reserved for future issuances as of June 30, 2005, is as follows:

Outstanding stock options	2,952,500
Stock options available for grant	1,597,916
Preferred stock	2,000,000
Outstanding stock purchase warrants	6,204,909

12,755,325

4.	STOCK-BASED COMPENSATION

The Company has a stock option plan under which options to purchase common shares of the Company may be granted to employees, directors and consultants.  Stock options entitle the holder to purchase common stock at a subscription price determined by the Board of Directors at the time of the grant.  Options vest 4% at the time of grant and then at 4% per month for 24 months, at which time the options are fully vested in the holder.

The maximum number of shares of common stock authorized by the stockholders and reserved for issuance by the Board of Directors is 4,550,416.

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS – (continued)

4.	STOCK-BASED COMPENSATION – continued

The following table summarizes information about stock options outstanding at June 30, 2005:

Weighted
exercise	Number	Number	Expiry
price	outstanding	exercisable	dates
$0.90	2,952,500	1,429,800	December 2005
			to
			June 2010

The fair value of stock options used to compute the pro forma net loss is the estimated fair value at grant date using the Black-Scholes option pricing model with the following assumptions:

	2005	2004
Expected volatility	58%	72%
Risk-free interest rate	2.81% to	3.06% to
	3.60%	4.07%
Expected lives in years	5 years	5 years
Expected dividends	Zero	Zero

The Company has elected to continue to account for its employee stock compensation plans as prescribed under Accounting Pronouncement Bulletin Opinion No. 25, “Accounting for Stock Issued to Employees”.  Had compensation cost for the Company’s stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method prescribed in Financial Accounting Standards Board’s SFAS No. 123, “Accounting for Stock-Based Compensation”, the Company’s net (loss) and (loss) per share for the periods ended June 30, 2005 and 2004 would have been the pro forma amounts indicated below:

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Net (loss), as reported	$(834,648)	$(581,040)	$(2,523,335)	$(1,529,991)
Stock-based compensation intrinsic value basis	(89,767)	–	2,165	–
Stock-based compensation fair value basis	(55,501)	(12,670)	(93,318)	(50,894)

Pro forma net (loss)	$(979,916)	$(593,710)	$(2,614,488)	$(1,580,885)

Net (loss) per common share, pro forma	$(0.03)	$(0.05)	$(0.08)	$(0.14)

The fair value of stock options, calculated using the Black-Scholes option pricing model, awarded in 2005 ranged from $ 0.41 to $ 0.49 per option, and in 2004 was $ 0.14 per option.

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS – (continued)

5.	RELATED PARTY TRANSACTIONS

During the six month period ended June 30, 2005 , the Company paid $ 1,185,680 (2004 - $ 693,616) to Globe Laboratories Inc., a corporation controlled by a director, for research expenses.

During the six month period ended June 30, 2005 , the Company paid board compensation to its non-management directors totaling $ 55,250 (2004 - $ 94,303), which are included in general and administrative expense.

During the six month period ended June 30, 2005 , the Company paid rent of $ 9,713 (2004 - $ 8,968) to a corporation with a director in common.

6.	COMMITMENTS

Contractual agreements

The Company has entered into various research and development agreements with third parties to perform research and development services on its behalf.  The Company is committed to pay $ 1,190,091, in respect of contracts in place at June 30, 2005.

Lease agreements

The Company leases office premises under operating leases which expire at various dates ending July 31, 2008.  Included in these commitments is one base agreement entered into with a corporation under common control, see Note 5.  The Company is obligated to make the following minimum lease payments under its operating leases in each of the fiscal years ending December 31:

2005	$62,600
2006	104,500
2007	94,900
2008	40,400
$302,400

7.	DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The consolidated financial statements are presented in accordance with United States generally accepted accounting principles (“GAAP”).  GAAP differs in certain material respects from Canadian generally accepted accounting principles (“Canadian GAAP”).  The material differences between GAAP and Canadian GAAP are as follows:

Consolidated statement of operations

	Three months ended		Six months ended		Inception to
	June 30,		June 30,		June 30,
	2005	2004	2005	2004	2005
Net loss under GAAP	$(834,648)	$(581,040)	$(2,523,335)	$(1,529,991)	$(13,538,715)
Stock-based compensation intrinsic value basis (i)	(89,767)	–	2,165	–	178,598
Stock-based compensation fair value basis (i)	(55,501)	(12,670)	(93,318)	(50,894)	(446,100)
Net loss under Canadian GAAP	$(979,916)	$(593,710)	$(2,614,488)	$(1,580,885)	$(13,806,217)
Loss per share under Canadian GAAP	$(0.03)	$(0.05)	$(0.08)	$(0.14)	$(0.44)

CHEMOKINE THERAPEUTICS CORP.

(A Development Stage Company)

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS – (continued)

7.	DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES – continued

(i)

Stock-based compensation

On January 1, 2004 the Company retroactively adopted the revised provisions of the Canadian Institute of Chartered Accountants’ Handbook Section 3870 “Stock-Based Compensation and Other Stock-based Payments” (“Section 3870”).  Section 3870, as revised, requires stock-based compensation be charged to expense based on estimated fair value.  The fair value of stock-based compensation is determined, under 3870, the same way as under SFAS No. 123.  The adoption of this revised standard impacts net loss reported under Canadian GAAP and otherwise has no impact on stockholder’s equity or net cash used in operations.

(ii)

Contributed surplus

U.S. GAAP uses the phrase “Additional paid-in Capital” to describe consideration received in excess of the par value of warrants and stock options.  Canadian GAAP uses the phrase “Contributed Surplus”.

(iii)

Development stage disclosure

The Company is considered a development stage Company as defined by SFAS No. 7.  The Company is also considered a development stage Company under Accounting Guideline 11 “Enterprises in the development stage” of the Canadian Institute of Chartered Accountants’ Handbook.

(iv)

Foreign currency translation

Canadian GAAP does not expressly provide for the concept of a “functional currency” with respect to foreign currency translation.  However, the method of translation used by the Company is equivalent to the method required under Canadian GAAP.

ITEM 2.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS

Shareholders should read the following discussion and analysis together with our financial statements and the notes to those statements included elsewhere in this Quarterly Report on Form 10-QSB.  This discussion contains forward-looking statements that involve risks and uncertainties.  As a result of many factors, such as those set forth under “Risk Factors” and elsewhere in this Quarterly Report, our actual results may differ materially from those anticipated in these forward-looking statements.

All references to “$” or “dollars” in this discussion and analysis are to U.S. dollars unless otherwise noted.

Overview

We are in the biotechnology business with a focus on the discovery and development of protein based drugs.  In particular, we focus on the area of chemokines and cytokines, proteins which regulate a large number of physiological functions.  Since inception on July 15, 1998, we have established and are developing five drug candidates.  Two of our drug candidates are in human clinical trials.  These two drug candidates are CTCE-9908 and CTCE-0214, indicated for the prevention of the metastasis of cancer tumours and for hematological support, respectively.  Our other three drug candidates are in preclinical development in the areas of neovascularization, CTCE-0324, multiple sclerosis, CTCE-0189 and infectious disease, CTCE-0422. In addition, we maintain drug discovery programs to identify new drug candidates.

Limited Operating History

Since inception we have been in the development stage.  From inception to June 30, 2005 , our accumulated deficit was approximately US$13.5 million.  We expect to continue to incur operating losses in the near term as we fund clinical trials and until such time as product sales and/or royalty payments generate sufficient revenues to fund continuing operations.

We raised a total of CDN$18,400,000 in an initial public offering, including the exercise of the over-allotment or “green shoe” option in December 2004 and January 2005.  We expect the net proceeds from this offering will fund our operations to the end of 2006.  If we need additional funds to continue to advance the development of our drug candidates and such funds are not available in a timely matter or at a reasonable cost, we will either have to suspend operations until funds become available, or cease operations entirely.

Research and Development

Our research and development expenses consist primarily of compensation and other expenses for research and development personnel, costs associated with the clinical trials of our drug candidates, manufacturing of compounds, facility costs, supplies and materials, costs for consultants and related contract research and depreciation.  We engage Globe Laboratories Inc. to carry out our research and development under contract.  Globe Laboratories is controlled by Dr. Salari, our President and Chief Executive Officer and is engaged in research for us on a contracted operating cost basis plus a 2% margin.  Pursuant to a development agreement between us and Globe Laboratories, all proprietary interest, including all patent rights, trademarks, copyright, trade secrets and confidential information of the research and development conducted by Globe Laboratories on our products is our exclusive property.  Globe Laboratories is eligible for Canadian scientific research and experimental tax credits.

Our research and development activities are primarily focused on the clinical trials of CTCE-9908, a drug candidate for the prevention of metastasis of cancer tumours, and CTCE-0214, a drug candidate for hematological support.  We are responsible for all costs incurred in the research and development program of these two lead drug candidates.  Our research and development activities also include three other drug candidates that will be tested in animal models of peripheral vascular disease, multiple sclerosis and infectious disease.

We expect our research and development expenses to increase as we continue work on our drug candidates and to expand our research and development programs.  Over the next twelve months, our product research and development plan is summarized as follows:

•

Prepar e for and commencement of Phase II clinical trials for CTCE-9908, our anti-metastasis drug candidate.

•

Continue Phase I clinical trials for CTCE-0214, our hematological support drug candidate.

•

Continue pre-clinical studies for CTCE-0324, CTCE-0189, and CTCE-0422.

Clinical development timelines, likelihood of success and total costs vary widely. Although we are currently focused primarily on advancing our five drug candidates, we anticipate that we will make determinations as to which research and development projects to pursue and how much funding to direct to each project on an ongoing basis in response to the scientific and clinical success of each product candidate, as well as an ongoing assessment of its market potential.

Completion dates and completion costs to bring a drug to market vary significantly for each drug candidate given the nature of the clinical trials and the fact that more clinical trials may need to be conducted to advance a drug candidate based upon the results of each phase.  In addition, we anticipate partnering with larger pharmaceutical companies to conduct and finance later stage clinical trials and therefore the timing of completion of the approval of a drug will likely not be within our control. Based on these factors we cannot reasonably estimate the completion dates and completion costs required to gain regulatory approval of our compounds for sale. The lengthy process of seeking regulatory approvals, and subsequent compliance with applicable regulations, require the expenditure of substantial resources.  Delays in obtaining, regulatory approvals could cause our research and development expenditures to increase and, in turn, require additional funding.

Strategic Relationship and Partnering Strategy

We have a strategic relationship with Pharmaceutical Product Development, Inc. (“PPDI”).  PPDI acquired 2,000,000 series “A” preferred shares through an investment of US$2,700,000.  PPDI holds approximately 5.9% of our voting securities.  PPDI also holds share purchase warrants entitling them to purchase an additional 500,000 common shares at an exercise price equal to CDN$1.00 per share expiring on December 29, 2007.  As part of the strategic relationship, PPDI has obtained an option, exercisable for up to 90 days, to license CTCE-0214 following completion of the Phase I clinical trials.  If PPDI exercises its licensing option to license CTCE-0214 after Phase I clinical results, PPDI will assume all costs of further development of this drug candidate.

In a research collaboration established in July 2004 with Procter & Gamble Pharmaceuticals, Inc., we provided five of our early stage research compounds for testing in cardiovascular applications. All the compounds have been tested but none proved to be a lead for further development. We received $275,000 in consideration for providing the five compounds and that project is now concluded. Any future compounds for testing will be subject to a new agreement and terms.

We plan to enter into partnership agreements for non-partnered products by the end of Phase II clinical trials.  Due to the significant costs involved in conducting Phase III or Phase IV clinical trials, we intend to enter into agreements with larger biotechnology and pharmaceutical companies to co-develop our products through Phase III and Phase IV of clinical trials, thereby sharing the costs.  As our focus is on the discovery and development of drug candidates, we intend to license the marketing of the products to companies with existing infrastructure for the marketing of pharmaceutical drugs.  In addition, we will rely on third-party manufacturers with the manufacturing capabilities to produce sufficient quantities of these products for clinical studies and large-scale commercialization upon their approval.

General and Administrative

General and administrative expenses consist primarily of salaries and other related costs for personnel in executive, finance, accounting and business development functions.  Other costs include consulting, legal and accounting services fees, patent fees, marketing and promotion and facility costs not otherwise included in research and development expenses.

Capital Expenditures

We intend to acquire laboratory equipment over the next two years at an estimated cost of $500,000.

Foreign Exchange

Our functional currency, being the currency of the principal economic environment in which we operate, is the U.S. dollar.  Our consolidated financial statements are presented in U.S. dollars using the temporal rate method. Under the temporal method, non-monetary items are translated at historical exchange rates, while monetary and non-monetary items, which are carried at their fair value, are translated at a rate of exchange at the balance sheet date. Revenues and expenses are also translated at the weighted average rates of exchange for the respective periods. Amortization of assets translated at historical exchange rates are translated at the same exchange rates as the assets which they relate to.  The resulting exchange gain or loss in foreign currency is included on the income statement in the foreign exchange gain or loss account.

Fluctuations in the relative values of the Canadian and U.S dollars can affect the reported value of Canadian dollar denominated assets and liabilities on our balance sheet.  A strengthening (weakening) Canadian dollar in relation to the U.S. dollar results in higher (lower) reported values for our Canadian dollar denominated assets and liabilities.

Critical Accounting Policy

Our discussion and analysis of financial condition and results of operations are based on our financial statements, which have been prepared in accordance with United States generally accepted accounting principles.  Differences between U.S. and Canadian GAAP are presented in Note 15 to our annual financial statements.  The preparation of financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities.  We review our estimates on an ongoing basis.  We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities.  Actual results may differ from these estimates under different assumptions or conditions.  While our significant accounting policies are described in Note 2 to our annual financial statements, we believe the following accounting policy to be critical.

Stock-Based Compensation

We account for our employee stock-based compensation plans under Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB 25”).  We present the pro forma impact of adopting the fair value based method of accounting, as promulgated by Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123 “Accounting for Stock-Based Compensation” in the notes to our financial statements.

Results of Operations

Three Months Ended June 30, 2005 and 2004

Revenues.  During the three months ended June 30, 2005, we recorded revenues of $275,000 from a research collaboration with Procter & Gamble Pharmaceuticals, Inc. (P&GP).  The research collaboration involved a nine month study period under which P&GP evaluated our compounds for cardiovascular applications.  We had no revenues in the three months ended June 30, 2004.

Research and development.  Research and development expenses were $614,257 during the three months ended June 30, 2005, compared to $383,446 recorded for the three months ended June 30, 2004.  Research and development expenses in the current period were primarily attributable to a Phase I clinical trial of CTCE-0214, research staff salaries, and manufacturing of compound for clinical trials.  During the second quarter we completed a single dose Phase I clinical trial for CTCE-0214 and we expect to commence additional Phase I clinical trials for CTCE-0214 by the end of 2005.  Direct costs for CTCE-0214 were approximately $ 228,700 for the three months ended June 30, 2005 , and included the costs of conducting the initial Phase I clinical trial in Washington State as well as regulatory and other costs for beginning a second Phase I clinical trial.

Direct costs for CTCE-9908 were approximately $ 255 , 700 for the three months ended June 30, 2005 , and included manufacturing of compound and preparatory work for Phase II clinical trials.  We anticipate entering a Phase II clinical trial for CTCE-9908 by the end of 2005.

Research and development expenses totaling $614,257 in the second quarter, declined from $859,944 recorded in the first quarter, primarily as a result of lower clinical trial costs.   We expect that research and development expenses will increase in the future as we fund clinical trials of CTCE-0214 and CTCE-9908. Completion dates and completion costs to bring a drug to market vary significantly for each drug candidate given the nature of the clinical trials and the fact that more clinical trials may need to be conducted to advance a drug candidate based upon the results of each phase. In addition, we anticipate partnering with larger pharmaceutical companies to conduct and finance later stage clinical trials and therefore the timing of completion of the approval of a drug will likely not be within our control. Based on these factors we cannot reasonably estimate the completion dates and completion costs required to gain regulatory approval of our compounds for sale. Drug candidates are required to successfully complete Phase III clinical trials before gaining regulatory approval for sale, which for our drug candidates is not expected to occur for several years.

General and administrative.  General and administrative expenses were $531,783 in the three months ended June 30, 2005 , compared to $216,956 in the same period in 2004.  The increase reflects higher professional fees for accounting and legal services and additional salary costs for employees we hired to assist us in managing the growth of our company as well as with the compliance as a publicly reporting company under Canadian and U.S. securities laws.  Other general and administrative expenses included consulting, marketing and promotion expenses incurred for investor relations and business development.  A lower market share price at the end of the second quarter compared to the first quarter resulted in a non-cash recovery of $89,767 for stock option-based compensation recorded under variable accounting.  Not including this recovery, general and administrative expenses in the second quarter were $621,550.

General and administrative expenses declined from $756,252 recorded in the first quarter to $531,783 primarily as a result of the non-cash decrease in stock-based compensation recorded under variable accounting.  Excluding the effect of non-cash stock-based compensation, the general and administrative expenses were $621,550 in the second quarter compared to $664,320 in the first quarter.

Other income.  We realized other income of $65,392 for the three months ended June 30, 2005 , compared to $4,076 for the six months ended June 30, 2004.  Other income consisted primarily of interest earned on cash balances and investments.  Cash balances increased period over period, with the proceeds of our initial public offering.

Net loss.  We incurred a net loss of $834,648 ($0.03 per share) compared to $581,040 ($0.05 per share) during the three months ended June 30, 2005 , and 2004, respectively. The increase in our net loss resulted principally from the increase in research and development expenditures as well as general and administrative expenses as described above.

Six Months Ended June 30, 2005 and 2004

Revenues.  During the six months ended June 30, 2005, we recorded revenues of $275,000 from a research collaboration with Procter & Gamble Pharmaceuticals, Inc.  We had no revenues in the six months ended June 30, 2004.

Research and development.  Research and development expenses were $1,474,201 during the six months ended June 30, 2005, an increase of $389,783 from the $1,084,418 comparative amount recorded in the six months ended June 30, 2004.  Research and development expenses in the period were primarily attributable to a Phase I clinical trial of CTCE-0214, research staff salaries, and manufacturing of compound for clinical trials.  Direct costs for CTCE-0214 were approximately $ 857 , 2 00 for the six months ended June 30, 2005 , and included the costs of conducting the initial Phase I clinical trial in Washington State.  During the second quarter we completed the initial Phase I clinical trial for CTCE-0214 and we expect to commence additional Phase I clinical trials for CTCE-0214 by the end of 2005.

Direct costs for CTCE-9908 were approximately $ 378,700 for the six months ended June 30 , 2005 and included preparatory work and manufacturing for Phase II clinical trials.  We anticipate entering a Phase II clinical trial for CTCE-9908 by the end of 2005.

General and administrative.  General and administrative expenses increased to $1,288,035 in the six months ended June 30, 2005 from $430,874 in the comparative period in 2004.  The increase reflects higher professional fees for accounting and legal services and additional salary costs for employees.  Other general and administrative expenses included consulting, marketing and promotion expenses incurred for investor relations and business development.

Other income.  We realized other income of $120,418 for the six months ended June 30, 2005 compared with $8,503 for the six months ended June 30, 2004.  Other income consisted primarily of interest earned on cash balances and investments.  Cash balances increased period over period, with the proceeds of our initial public offering.

Net loss.  We incurred a net loss of $2,523,335 ($0.08 per share) compared to $1,529,991 ($0.15 per share) during the six months ended June 30, 2005 and 2004, respectively. The increase in our net loss resulted principally from the increase in research and development expenditures as well as general and administrative expenses as described above.

Liquidity and Capital Resources

Since inception substantially all of our operations have been financed through the private placement of equity securities. Through June 30, 2005 , we received net proceeds of approximately $21.8 million from the issuance of shares of preferred and common stock.  As of June 30, 2005 , we had funds available of $9,379,939.  We invest our surplus cash in redeemable, government treasuries and other investment grade commercial paper with maturities of under two years.

On December 29, 2004 , we closed our initial public offering of 16,000,000 shares of our common stock.  The common stock was offered at a price of CDN$1.00 per share for gross proceeds of CDN$16,000,000 or $13,264,799 and net proceeds of $11,576,484 after agent’s commissions of $994,860 and expenses in connection with the offering (including legal, accounting, translation, filing fees and printing costs) of $693,455.  The agents were also issued 1,280,000 warrants.  The over-allotment or “greenshoe” option of the initial public offering was subsequently exercised, in full, on January 31, 2005 for gross proceeds of CDN$2,400,000.

For the three months ended June 30, 2005, we used net cash of $1,410,971 in operating activities primarily consisting of the net loss for the period of $834,648 and a decrease of accounts payable which consumed cash of $231,477 ..  During the quarter, we invested $207,821 primarily in equipment and leasehold improvements.

For the six months ended June 30, 2005, we used net cash of $3,235,892 in operating activities primarily consisting of the net loss for the period of $2,523,335.  Accounts payable decreased during the period which consumed cash of $414,023.  Net cash provided by financing activities during the six months ended June 30, 2005 , was $1,770,827 comprised of gross proceeds of $1,984,509 from primarily the exercise of the greenshoe option of our initial public offering, offset by $213,682 in offering costs.  Other financing activities included the net advance of funds of $310,642 to Globe Laboratories Inc., to fund the research and development activities performed on our behalf.  During the six month s ended June 30, 2005 , we invested $280,832 primarily in equipment and leasehold improvements.

We anticipate that our current cash and cash equivalents and investments will be sufficient to fund our operations until the end of 2006.  However, our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue one or more of our clinical trials or our operations.

We expect to continue to incur substantial operating losses. Our future capital requirements are difficult to forecast and will depend on many factors, including:

•

the rate of progress and cost of our planned or future clinical trials and other development activities;

•

the scope, prioritization and number of clinical development and research programs we pursue;

•

the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•

the costs and timing of regulatory approval;

•

the costs of establishing or contracting for manufacturing, sales and marketing capabilities;

•

the costs of expanding our facilities to support our operations;

•

the effect of competing technological and market developments; and

•

the terms and timing of any collaborative, licensing and other arrangements that we may establish.

We intend to seek additional funding through sublicensing arrangements or through public or private financings, but our business and shareholders’ investment are at risk that we will be unable to obtain additional financing on acceptable terms or at all.

Long Term Obligations

We lease our laboratory and office facilities under operating leases which expire at various dates ending July 31, 2008.  As at June 30, 2005 , we are obligated to make minimum lease payments totaling $302,400 in each of the fiscal years ending December 31:

2005	$62,600
2006	104,500
2007	94,900
2008	40,400
$302,400

We have entered into various research and development agreements with third parties to perform research and development services on our behalf.  We are committed to pay $1,190,091 in respect of contracts in place at June 30, 2005.

Off-balance Sheet Arrangements

We do not have, and do not have any present plans to implement, any off-balance sheet arrangements.

Risk Factors

An investment in our common shares must be considered highly speculative, generally because of the nature of our business and the general stage of its development.  In addition to the usual risks associated with investment in a business, potential investors should carefully review the following factors together with the other information contained in this quarterly report before making an investment decision.  The risks described below are not the only ones facing us.  If any of the following risks actually occur, our business, financial condition and operating results could be materially affected.

Risks Related to Our Industry

Because the manufacture and marketing of human pharmaceutical products requires the approval of the Food and Drug Administration in the United States and similar agencies in other countries, and since we do not yet have such approval, shareholders are at risk that we will be unable to successfully develop and market our products.  We have not yet established that our products will be safe and effective through clinical trials.

The manufacture and marketing of human pharmaceutical products in the United States, Canada and other countries, require the approval from the United States Food and Drug Administration, the Canadian Therapeutic Products Directorate and other similar foreign regulatory agencies.  The process that our pharmaceutical product candidates must undergo to obtain these approvals includes preclinical testing and clinical trials to demonstrate safety and efficacy.  Such process is expensive and time consuming.  Investors are at risk that we will be unable to successfully develop future products, prove safety and effectiveness in clinical trials, or receive applicable regulatory approvals.

We have no experience in manufacturing pharmaceuticals and the applicable good manufacturing practice regulations for the manufacture of our products.  These regulations include requirements relating to quality control, quality assurance and maintenance of records and documentation. If we cannot establish and demonstrate the proper manufacturing techniques and controls, whether by us or by a qualified manufacturer, we will not receive regulatory approval to manufacture and market our products.

Regulatory authorities have the power to withdraw a previously approved product from the market upon a change in regulations or upon receipt of newly discovered information and/or require additional, and potentially expensive, additional testing.  Since we have no history with our products, we might face such newly discovered information that comes to light after initial approval of our products.

Unanticipated changes in existing regulations or the adoption of new regulations could adversely affect the development, manufacture and marketing of our products.  Since we have no operating history, ongoing government regulation could cause unexpected delays and adversely impact our business in areas where our inexperience might lead to failure in complying with applicable requirements.  Such failure to comply might also result in criminal prosecution, civil penalties, recall or seizure of products, or partial or total suspension of production.  Any of these penalties could delay or prevent the promotion, marketing or sale of our products. Furthermore, the laws, regulations, policies or current administrative practices of any governmental body, organization or regulatory agency in the United States, Canada or any other jurisdiction, might be changed, or applied or interpreted in a manner which will fundamentally alter the ability of us or our collaborative partners to develop, operate, export or market the products or services which we may provide. We do not have lobbying or other resources to affect the course of such changes. If such future changes have an adverse impact on our products or their manufacture and marketing, the likelihood of our success could be damaged.

We are engaged in a rapidly changing field characterized by intense competition that we expect to increase. Since we are a small company with limited financial resources, and many of our competitors have significant products that have been approved or are in development and operate large, well-funded discovery and development programs, we will experience a competitive disadvantage.

We are engaged in a rapidly changing field characterized by rapid technological change, new and improved product introductions, changes in regulatory requirements and evolving industry standards.  Other products and therapies that will compete directly with the products that we are seeking to develop currently exist or are being developed.  We expect competition from fully integrated pharmaceutical companies and more established biotechnology companies to be intense and to increase.  These companies have significantly greater financial resources and expertise in discovery and development, manufacturing, preclinical and clinical testing, obtaining regulatory approvals and marketing than we do.  Many of our competitors have significant products that have been approved or are in development and operate large, well-funded discovery and development programs.  Academic institutions, governmental agencies and other public and private research organizations also conduct research, seek patent protection and establish collaborative arrangements for therapeutic products and clinical development and marketing. We have none of these resources.  In addition, we will face competition based on product efficacy and safety, the timing and scope of regulatory approvals, availability of supply, marketing and sales capability, reimbursement coverage, pricing and barriers from patent positions of larger companies. We do not have any experience in these areas at this time and therefore we are at a competitive disadvantage.

If our competitors succeed in developing competing products earlier than we do, in obtaining regulatory approvals for such products more rapidly than we do, or in developing products that are more effective or less expensive than the products we develop, we will have difficulty competing with them.

Since our competitors keep this type of information confidential, we do not know where they stand in developing competing products. As a result, we might be using our resources, including the proceeds from our recently completed initial public offering, to develop products that will face such competition from our competitors and our products might not be successful in the marketplace. Our future success depends on our ability to timely identify new market trends and develop, introduce and support new and enhanced products on a successful and timely basis.  We might not be successful in developing or introducing to the market our products.  If we fail to develop and deploy new products on a successful and timely basis, we will be non-competitive and unable to recoup the research and development and other expenses we incur to develop and test new product candidates.

Even if our products are approved for sale by the regulatory authorities, we have not yet demonstrated their market acceptance and they might not gain market acceptance among physicians, patients, healthcare payers and the medical community.

The degree of market acceptance will depend on a number of factors, including:

•

demonstration of the clinical efficacy and safety of the products;

•

cost-effectiveness;

•

potential advantage over alternative treatment methods;

•

the effectiveness of marketing and distribution support for the products; and

•

reimbursement policies of government and third party payers.

If our product candidates do not achieve significant market acceptance, our business and financial condition will be materially adversely affected.

Our products may become technologically obsolete.

We have developed a particular skill in creating chemokine and cytokine based product candidates. Biotechnology and related pharmaceutical technology are subject to rapid and significant change. Our success will depend in large part on our ability to maintain a competitive position with respect to our chemokine and cytokine products in comparison to technologies that might be developed.  If we are unsuccessful in our ongoing development activities, our current compounds, products or processes that we develop may become obsolete before we recover any expenses incurred in connection with the development of these product candidates.

Our success may depend in part on the extent to which reimbursement for the cost of our products will be available from government health administration authorities, private health coverage insurers and other organizations, since potential customers might not use our products if such reimbursement is not available.

At the present time, we have not established that such governmental authorities or non-governmental providers will reimburse physicians and patients for the use of our products. Recently, the prices of medical products and services have increasingly been examined and challenged by third parties and consumers of such products and services.  We anticipate that new federal or state legislation will be proposed to attempt to provide broader and better health care and to manage and contain costs.  Since we have not yet established reimbursement coverage, we face significant uncertainty as to the reimbursement status of newly approved health-care products and whether third party reimbursement will be available at price levels sufficient for us to realize our desired returns.

Since we will be administering our products in human clinical trials and thereafter to patients, we will be subject to potential product liability risks which are inherent in the testing, manufacturing, marketing and sale of therapeutic products.

Our clinical studies include trials on humans.  These studies create a risk of liability for serious side effects to participants resulting from an adverse reaction to the products being tested or resulting from negligence or misconduct and the associated adverse publicity.  We manage our liability risks by trying to follow proper protocols and through product liability insurance. We currently purchase liability insurance for clinical trials at the time we begin such trials. At the present moment, we have liability coverage limits of $3,000,000.  Such insurance is expensive and difficult to obtain. In the future, insurance coverage might not be available to us on acceptable terms, if at all.  If we are unable to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims we might not be able to commercialize our products.  If we face a future product liability claim or a product withdrawal, we will suffer a material adverse effect on our financial condition.

Our discovery and development processes involve the controlled use of hazardous and radioactive materials, which are subject to certain laws and regulations.  We cannot eliminate the risk of accidental contamination or injury from these materials.

We are subject to federal, provincial and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and certain waste products.  We cannot eliminate the risk of accidental contamination or injury from these materials.  If such an accident occurs, we might be held liable for any damages that result and any such liability could exceed our resources.  We are not specifically insured with respect to this liability.

Risks Related to Our History or to Our Business

Since we are at an early stage of development, we have not completed the development of any product and we have not begun to market or generate revenues. We do not anticipate generating any revenue in the foreseeable future. If we are unsuccessful in completing the developing and marketing of our products, our securities will be worthless.

We were founded in 1998 and are at an early stage of development.  Our operations to date have consisted primarily of developing and testing our products.  Our products will require significant additional clinical testing and investment prior to commercialization.  A commitment of substantial resources by us and/or future collaborative partners to conduct time-consuming research and clinical trials will be required if we are to complete the development of our portfolio of products.  None of our products has yet met applicable regulatory standards, has received regulatory approvals, has been produced in commercial quantities at reasonable costs or has been successfully marketed. We do not know if we will be able to complete these tasks. Even if one or more of our products should be approved by the regulatory authorities, the approval may not be for the treatment of a disease whose market is large enough to recoup our investment in that product.  We do not expect any of our products to be commercially available for several years. Accordingly, we do not know if and when we will generate revenues from our products. Because of these uncertainties, we might never generate enough revenue to allow shareholders to recoup and profit from their investment.

Since we have a history of operating losses and expect expenses and losses to increase in the near term, we do not know if we will ever become profitable or that our investors will ever recoup or profit from their investment in our shares.

From the date of incorporation to June 30, 2005, our accumulated losses are approximately $13.5 million.  Since inception we have earned no revenues from the sale of any of our product candidates.  We expect expenses and losses to increase in the near term as we fund research and development and general and administrative expenses.  We expect to continue to incur substantial operating losses unless and until product sales and royalty payments generate sufficient revenues to fund continuing operations. As a result, investors might never recoup their investment or profit from their investment in our shares.

Since our success is dependent on the commencement and completion of clinical trials, regulatory approval and introduction of our products into the market, and since we have completed none of the tasks at this time, we do not know if we will be able to complete them.

The actual timing of these events can vary dramatically due to factors such as delays or failures in our clinical trials, the uncertainties inherent in the regulatory approval process, and the inability to establish on favorable terms the collaborative partnerships that we plan to use for the completion of Phase III clinical trials and the marketing and manufacturing of our product candidates.  We might not be able to complete the clinical trials involving CTCE-9908, CTCE-0214 or any other product candidates, to make the necessary regulatory submissions, or to gain regulatory approvals necessary for marketing our products. Our failure to achieve these objectives will mean that investors will not be able to recoup their investment or to receive a profit on their investment.

We will continue to require substantial additional funds for further research and development, planned clinical trials and regulatory approvals.  We might not be able to obtain additional funding on acceptable terms if at all. Without additional funding, we will fail.

Since inception to June 30, 2005, we have raised approximately $21.8 million, net of offering costs, from the sale of equity securities, including proceeds from our recently completed initial public offering in December 2004.  Although we believe our current resources and the funds raised through our initial public offering will provide funds for our operations until the end of 2006, we will require substantial additional funds for further research and development, planned clinical trials and regulatory approvals.  Our planned cash requirements may vary materially in response to a number of factors, including research and development on our products, clinical trial results, changes in any aspect of the regulatory process, and delays in obtaining regulatory approvals. We may seek further funding through public or private equity or debt financings, collaborative arrangements with pharmaceutical companies or from other sources.  Further equity financings may substantially dilute shareholders’ investment in our shares. If we cannot obtain the required additional funding, then investors will not be able to recoup their investment or to profit from their investment.

Since we rely substantially on our ability to patent our intellectual property or maintain our proprietary information as trade secrets in developing our products, our success will depend on our ability to obtain patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties or preventing third parties from circumventing our rights. As described below, there is considerable uncertainty about our intellectual property rights. If we are unsuccessful in establishing the validity of our intellectual property rights, we will likely fail as a company and our securities will be worthless.

The steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information and technologies.  We have filed and are actively pursuing applications for U.S., Canadian and foreign patents.  The patent positions of biotechnology and pharmaceutical companies can be highly uncertain and involve complex legal and factual questions.  We are uncertain whether:

•

any of our patent applications will result in the issuance of patents;

•

we will develop additional proprietary products that are patentable;

•

any patents issued to us or those that already have been issued will provide us with any competitive advantages;

•

we will be challenged by third parties on the validity of our patents;

•

the patents of others will impede our ability to do business;

•

third parties will be able to circumvent our patents;

•

third parties will independently develop similar products that will not infringe our products;

•

third parties will duplicate any of our products not covered by a patent; or

•

third parties will design around our patents.

A number of pharmaceutical and biotechnology companies and research and academic institutions have developed technologies, filed patent applications or received patents on various technologies that may be related to or affect our business.  Some of these technologies, applications or patents may conflict with our technologies or patent applications.  Such conflict could limit the scope of the patents, if any, that we may be able to obtain or result in the denial of our patent applications.  In addition, if patents that cover our activities are issued to other companies, we might not be able to obtain licenses to these patents at a reasonable cost or be able to develop or obtain alternative technology.  If such licenses are not obtained, we could encounter delays in the introduction of products or find that the development, manufacture or sale of products requiring such licenses could be prohibited.  There is a substantial amount of litigation over patent and other intellectual property rights in the pharmaceutical industry generally.  Infringement and other intellectual property claims, with or without merit, can be expensive and time-consuming to litigate and would divert resources from our core business. If we are faced with challenges or litigation, we might not have the financial resources to defend our rights.

Since patent applications in the United States are maintained in secrecy until the patent is issued or foreign counterparts, if any, published and, since publication of discoveries in the scientific or patent literature often lag behind actual discoveries, we do not know if there are currently pending applications that would result in issued patents that would interfere with our products. Moreover, we might have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial cost to us, even if the eventual outcome is favourable to us.

Much of our know-how and technology might not be patentable.  To protect our rights, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements.  However, these agreements might not provide meaningful protection for trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.

We intend to enter into various arrangements with corporate and academic collaborators, licensors, licensees and others for the research, development, clinical testing, manufacturing, marketing and commercialization of our products. We will not have control over how they perform their contractual obligations. Accordingly, we will suffer if they do not fulfill their contractual obligations.

For example, Pharmaceutical Product Development, Inc. has invested in our preferred shares and, on a fee-for-services basis, managed certain preclinical trials and preparation of our Investigational New Drug application of our product candidate, CTCE-0214.  We may enter into additional corporate agreements to develop and commercialize product candidates. We might not be able to establish such additional collaborations on favourable terms, if at all, or that our current or future collaborative arrangements will be successful.  In addition, third party arrangements may require us to grant certain rights to third parties, including exclusive marketing rights to one or more products, or may have other terms that are burdensome to us.

These arrangements may place responsibility on our collaborative partners for Phase III clinical trials, human clinical trials, the preparation and submission of applications for regulatory approval, or for marketing, sales and distribution support for product commercialization.  These third parties might not fulfill their obligations in a manner which maximizes our revenues.  These arrangements may also require us to transfer certain material rights or issue equity securities to corporate investors, licensees and others.  If we license or sublicense our commercial rights to others, as we intend to do, we might realize reduced product revenue compared to our direct commercial exploitation.  Moreover, we might not derive any revenue or profit from these arrangements.  In addition, our current strategic arrangements might not continue.  Collaborators might also pursue alternative technologies or drug candidates, either on their own or in collaboration with others, and compete directly with us.

In addition, we have no direct experience in marketing, sales or distribution, and we do not intend to develop a sales and marketing infrastructure to commercialize pharmaceutical products.  If we develop products eligible for commercial sales, we intend to rely on third parties such as licensees, collaborators, joint venture partners or independent distributors to market and sell these products.  We might not be able to obtain access to a marketing and sales force with sufficient technical expertise and distribution capability.  We also will not be able to control the resources and effort that a third party will devote to marketing our product candidates.  If we are unable to develop and maintain relationships with third parties with the necessary marketing and sales force, we may fail to gain market acceptance of our product candidates, and our revenues could be impaired.

We are dependent on Dr. Hassan Salari and the loss of his services will adversely impact the achievement of our objectives.

Dr. Hassan Salari has the scientific knowledge and research expertise in the field of chemokines and cytokines on which we depend for direction in developing our drug candidates. Dr. Salari has the reputation and respect required in the scientific and business community that we need in order to attract investors, customers, joint venturers, and strategic partners. If we were to lose his services, the probability of achieving our business and scientific objectives would be severely diminished.

We must manage our growth effectively in order to keep pace with the market and with customer demand. If we are unable to do so, we will fail.

This growth might place significant strains on our management, financial position, sales and other employees and on our internal systems and controls.  If we are unable to effectively manage our growth, our business, financial condition and results of operations will be materially and adversely affected.

Since Dr. Hassan Salari is indirectly our controlling shareholder and has significant control over our business and affairs, the election of our directors and over the outcome of most corporate actions requiring shareholder approval, shareholders will have very little influence on our management and our business decisions.

Dr. Hassan Salari is, indirectly, the controlling shareholder, Chairman, President and Chief Executive Officer.  Dr. Salari’s family currently is the beneficial owner of 6,247,101 common shares held by Pacific Medical Corp., which represents approximately 18.5% of our voting common shares and voting series A preferred shares as of June 30, 2005.  Consequently, Dr. Salari has significant influence over our business and affairs, the election of our directors and over determining the outcome of most corporate actions requiring shareholder approval, including any merger, acquisition, consolidation or sale of all or substantially all of our assets. If he makes inappropriate decisions, our shareholders will suffer a decline in the value of their shares.

Sales of our common shares which are presently owned by our directors and officers could reduce the market price of our common shares when the resale restrictions expire.

Dr. Salari and other directors and officers own approximately 18.5% of our outstanding voting shares.  The common shares controlled by Dr. Salari and other directors and officers are subject to escrow and or other restrictions on resale.  At the completion of our initial public offering, there were a total of 6,247,101 common shares subject to the escrow requirements of Canadian National Policy 46-201 or approximately 18.5% of our outstanding voting shares.  On December 30, 2004, after the listing of the common shares for trading on the Toronto Stock Exchange as an established issuer, as defined in NP46-201, 25% of the common shares held in escrow were released from escrow and 25% were released on June 30, 2005 and 25% will be released on each of the dates that are 12, and 18 months from December 30, 2004.  In addition, a total of 6,000,001 common shares held by Pacific Medical Corp., a company of which Dr. Hassan Salari is one of the beneficial owners, may be sold under Rule 144 subject to their release from escrow and volume limitations in any three month period of the higher of (i) 1% of our total issued and outstanding common shares; and (ii) the weekly trading volume for the four weeks preceding the sale, as long as Pacific Medical Corp. holds greater than 10% of our issued and outstanding common shares or Dr. Hassan Salari is an affiliate of us.  Once the restrictions fall away, Dr. Salari and our directors and officers may sell their shares in the market.  If Dr. Salari and our directors and officers sell substantial amounts of shares upon release from escrow, the market price of our common shares will decline.  The interests of our current management might conflict with shareholders’ interests.  Accordingly, if they sell their shares, the price of shareholders’ shares might decline.

Our common shares are listed on the Toronto Stock Exchange and not on any U.S. exchange. There is no U.S. trading market.

Our common stock is listed on the Toronto Stock Exchange (TSX) and not on any exchange in the United States. Accordingly, investors in the United States may find it more difficult to buy and sell shares than if our common shares were traded in the United States. Furthermore, we do not currently meet the listing standards for the NASDAQ stock exchange, the New York Stock Exchange and the American Stock Exchange and do not know when or if we will ever meet such listing standards. Accordingly our common shares might have less liquidity than if our common shares were listed on such exchanges.  Although our common shares have been approved for inclusion on the OTC Bulletin Board, the securities have been thinly traded, and there can be no assurance that a more fluid trading market for the securities will develop or that, if developed, it will be sustained.  The OTC Bulletin Board is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than the Nasdaq Stock Market, and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the Nasdaq Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and purchasers of our shares may be unable to resell the securities at or near their original price or at any price.  Although we are listed in Mergents Manuals and our shares qualify for secondary trading in numerous states in the United States, only a limited trading market has yet developed as a result of such listing and qualifications. We are uncertain whether a robust trading market in our shares will develop in the United States.

Penny stock regulations of the SEC may impose certain restrictions on marketability of our shares. Accordingly, investors might not be able to sell their shares as easily or for the price that would be available to them if these restrictions did not apply.

The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  As a result, additional sales practice requirements apply to United States broker-dealers who sell our securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by such rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.  These rules require, among other things, that a broker engaging in a transaction in our securities provide its customers with:

•

a standardized risk disclosure document;

•

current quotations or similar price information;

•

disclosure of the amount of compensation or other remuneration received by the broker and its sales persons as a result of the penny stock transactions; and

•

monthly account statements.

As a result of these additional sales practice and disclosure requirements, fewer broker/dealers may be willing to make a market in our common shares.  Consequently, investors may be unable to resell their common shares in the United States.

Overhang of common shares on the exercise of warrants and the sale of common shares by the selling shareholders could depress our stock price. The potential future sale of large amounts of common shares might depress the market price of our common shares. The common shares that might be sold in the future were issued in a series of private transactions.

On May 6, 2004, we completed a Regulation S offering of 1,697,715 units, with each unit consisting of one common share and one share purchase warrant.  In addition we issued to Canaccord Capital Corporation (“Canaccord”) 528,977 common shares and 664,794 warrants to purchase common shares as compensation in the Regulation S offering.  Each warrant entitles the holder thereof to purchase an additional common share at a price of CDN$1.00 until May 6, 2006.

Our registration statement that became effective on December 17, 2004 and amended on April 22, 2005, covers the offer and sale from time to time of the common shares issued to the investors in the Regulation S offering and the common shares to be issued upon the exercise of the share purchase warrants issued to the investors in the Regulation S offering.  The maximum number of common shares that may be resold by these investors or selling shareholders pursuant to this prospectus is 2,226,692 common shares directly owned. In addition, the selling shareholders and Canaccord may exercise their warrants for our common shares at any time through May 6, 2006, and resell such shares pursuant to this prospectus.  The total number of common shares subject to such warrants is 2,362,509.

Further, we issued to Canaccord, one of our agents in our initial public offering, in connection with our public offering, 100,000 common shares. In connection with our initial public offering, we also issued to our selling agents warrants to purchase a maximum of 1,472,000 common shares. We will register the common shares underlying the warrants for resale by the warrant holders, and they may resell such common shares at any time thereafter in compliance with the then applicable laws and regulations.  We intend to keep such registration statement current during this period of time. If it is not kept current, then the shareholders will not be able to sell their shares unless an exemption from registration is available.

The selling shareholders have indicated that they are acting independently of us in determining the manner and extent of sales of the common shares and warrants included in this offering.  We will receive none of the proceeds of such sales.

Such sales of our common shares and warrants by the selling shareholders, and by other existing shareholders, or the perception that those sales may occur, could cause the trading price of our stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

Pharmaceutical Product Development, Inc. holds 2,000,000 series A preferred shares that are superior to shares of common stock. These preferred shares may be converted at any time into common shares, thus diluting the common shares.

Each series A preferred share is convertible into one common share.  Accordingly, our common shares are subject to the preferences of 2,000,000 of the series A preferred shares.  The series A preferred shares are entitled to equal dividends with our common shares.  The series A preferred shares have a liquidation preference of $1.35 per series A preferred share.  Accordingly, if we are liquidated, the holders of common shares will be at risk that their return in any liquidation will be diluted by the preferred distributions to the series A preferred shareholders. Further, if the preferred shares are converted into common shares, the common shareholders will be subject to dilution.

Our stock price is likely to be volatile and could drop unexpectedly. As a result, we might be subject to lawsuits.

Our common shares have been publicly traded only since December 2004. We only have 31,799,206 common shares outstanding, and our common stock is thinly traded. For example, in the five business days prior to August 4, 2005, the average daily trading volume of our common stock was 11,760 on the Toronto Stock Exchange and 10,900 on the OTCBB. The market price of our common stock could become subject to significant fluctuations. The stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices of securities, particularly securities of technology companies. As a result, the market price of our common stock may materially decline, regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation of this type is often expensive and diverts management’s attention and resources.

Special note regarding forward-looking statements

This quarterly report contains forward-looking statements that reflect our current views with respect to future events and financial performance. In some cases, shareholders’ can identify forward-looking statements by words like “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project”, “plan”, “may”, “should”, “potential” and “continue”.

•

These forward-looking statements include, among other things, statements relating to:

•

our anticipated business strategies;

•

our pending and anticipated clinical trials;

•

our intention to introduce new product candidates;

•

our relationships with third parties, including manufacturers, clinical research organizations, collaborative partners, contract sales organizations and suppliers;

•

anticipated trends in our business;

•

sufficiency of resources to fund operating and capital requirements;

•

operating cash burn rates;

•

future capital expenditures; and

•

our ability to conduct clinical trials and obtain regulatory approval.

The forward-looking statements included in this quarterly report are subject to risks, uncertainties and assumptions about us.  Our actual results of operations may differ materially from the forward-looking statements as a result of, among other things, the success or failure of our clinical trials, the speed at which our clinical trials progress, the success of our competitors in developing products equal or superior to ours and the timing of their development of such products, the success of our collaborative relationships and the other reasons described under "Risk Factors".  Except for our ongoing obligations to disclose material information under applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this quarterly report might not occur.

ITEM 3.

CONTROL AND PROCEDURES

We have evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2005 (the “Evaluation Date”). We conducted our evaluation under the supervision and with the participation of our Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”). Based upon such evaluation, our CEO and CFO have concluded that, as of the Evaluation Date, our disclosure controls and procedures were effective. There have been no significant changes in our internal controls or other factors that could significantly affect these controls subsequent to the date of their most recent evaluation.

PART II

ITEM 1.

LEGAL PROCEEDINGS

We are not party to any pending litigation and, to the best of our knowledge, no litigation against us is contemplated or threatened.

ITEM 6.

EXHIBITS AND REPORTS ON FORM 8-K

	EXHIBIT INDEX
Exhibit		Page Number/
Number	Description	Filing Method
3.1	Articles of Incorporation	(1)
3.2	Bylaws	(1)
4	Certificate of Determinations	(1)
10.1	License Agreement between Chemokine Therapeutics Corp. and University of British Columbia dated September 22, 1999	(1)
10.2	Development Agreement, dated January 1, 2003, between Chemokine Therapeutics Corp. and Globe Laboratories Inc.	(1)
10.3	Employment Agreement dated April 1, 2004 between Chemokine Therapeutics Corp. jointly with Chemokine Therapeutics (B.C.) Corp. and Dr. Hassan Salari	(1)
10.4	Employment Agreement dated April 1, 2004, between Chemokine Therapeutics Corp. jointly with Chemokine Therapeutics (B.C.) Corp. and Walter Korz	(1)
10.5	Employment Agreement dated May 14, 2004, between Chemokine Therapeutics Corp. jointly with Chemokine Therapeutics (B.C.) Corp. and David Karp	(1)
10.6	Escrow Agreement between Chemokine Therapeutics Corp., Pacific Corporate Trust Company and Pacific Medical Corp.	(4)
10.7	Loan and Stock Warrant Agreement dated October 16, 2002, between Chemokine Therapeutics Corp. and Pharmaceutical Product Development, Inc.	(1)
10.8	Option and License Agreement, dated April 15, 2003, between Chemokine Therapeutics Corp. and Pharmaceutical Product Development, Inc.	(1)
10.9	Agreement re: Exercise of Warrant dated April 15, 2003	(1)
10.10	Modification and Waiver Agreement, dated September 14, 2004, between Chemokine Therapeutics Corp. and Pharmaceutical Product Development, Inc.	(2)
10.11	2004 Consulting Agreement between Pharmaceutical Product Development, Inc. and Chemokine Therapeutics Corp. dated September 14, 2004	(2)
10.12	2004 Warrant Agreement between Pharmaceutical Product Development, Inc. and Chemokine Therapeutics Corp. dated September 14, 2004	(2)
10.13	Amendment to Employment Agreement dated with Dr. Hassan between Chemokine Therapeutics Corp. jointly with Chemokine Therapeutics (B.C.) Corp. and Dr. Hassan Salari	(2)
10.14*	Research and Development Agreement dated June 29, 2004, between Procter & Gamble Pharmaceuticals, Inc. and Chemokine Therapeutics Corp.	(2)
10.15	Lease Agreement dated January 1, 2003 between Salari Enterprises Ltd. and Chemokine Therapeutics Corp.	(3)
10.16	Form of Warrant Agreement for investors in May 6, 2004, Regulation S offering	(3)
10.17	Agent Warrant Agreement for warrants issuable to agents upon closing of our offering pursuant to this registration statement	(4)
10.18	The 2004 Stock Option Plan	(2)
10.19	Amended Employment Agreement dated March 10, 2005, between Chemokine Therapeutics Corp. and Dr. Hassan Salari	(5)
10.20	Amended Employment Agreement dated March 10, 2005, between Chemokine Therapeutics Corp. and David Karp	(5)
10.21	Amendment to License Agreement between the University of British Columbia and Chemokine Therapeutics Corporation dated September 22, 1999.	(6)

31.1	Section 302 Certification of Chief Executive Officer	30
31.2	Section 302 Certification of Chief Financial Officer	31
32	Certification Pursuant to U.S.C. 18 Section 1350	32

__________

* Confidential treatment has been requested as to certain portions of this Agreement.

1.

Previously filed on Registration Statement on Form SB-2 (Reg. No. 333-117858) on August 2, 2004.

2.

Previously filed on Amendment No. 1 to Registration Statement on Form SB-2 (Reg. No. 333-117858) on October 20, 2004.

3.

Previously filed on Amendment No. 2 to Registration Statement on Form SB-2 (Reg. No. 333-117858) on November 26, 2004.

4.

Previously filed on Amendment No. 3 to Registration Statement on Form SB-2 (Reg. No. 333-117858) on December 17, 2004.

5.

Previously filed on Form 10-KSB (Reg. No. 000-51080) on March 15, 2005.

6.

Previously filed on Form 8-K on April 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMOKINE THERAPEUTICS CORP.

Dated:  August 11, 2005

/s/ David Karp

David Karp, Director of Finance, Chief Financial Officer and Corporate Secretary

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Hassan Salari, certify that:

1. I have reviewed this Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 of Chemokine Therapeutics Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) [Paragraph omitted pursuant to SEC Release Nos. 33-8545 and 34-51293]

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 11, 2005

/s/  Hassan Salari

Hassan Salari

President and Chief Executive Officer

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, David Karp, certify that:

1. I have reviewed this Quarterly Report on Form 10-KSB for the quarter ended June 30, 2005 of Chemokine Therapeutics Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) [Paragraph omitted pursuant to SEC Release Nos. 33-8545 and 34-51293]

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 11, 2005

/s/ David Karp

David Karp

Chief Financial Officer

Exhibit 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF

 THE SARBANES-OXLEY ACT OF 2002

I, Hassan Salari, President and Chief Executive Officer of Chemokine Therapeutics Corp. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Quarterly Report of the Company on Form 10-QSB for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Hassan Salari

Hassan Salari

President and Chief Executive Officer

August 11, 2005

I, David Karp, Chief Financial Officer of Chemokine Therapeutics Corp. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Quarterly Report of the Company on Form 10-QSB for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David Karp

David Karp

Chief Financial Officer

August 11, 2005